UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) November 3, 2008

WASTE CONNECTIONS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-31507	94-3283464
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

35 Iron Point Circle, Suite 200 Folsom, CA 95630 (Address of Principal Executive Offices) (Zip Code)

(916) 608-8200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure.

On November 3, 2008, we issued a press release titled “Waste Connections Completes LeMay Acquisition,” a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01.  Other Events.

On November 3, 2008, we completed the acquisition of all of the outstanding capital stock of Harold LeMay Enterprises, Incorporated, or HLE, for an aggregate purchase price of $210,894,349, which amount includes the assumption of $18,260,000 of indebtedness and other adjustments.  Concurrently, on November 3, 2008, our wholly-owned subsidiary Waste Connections of Washington, Inc., or WCWI, completed the purchase of all membership interests of Pierce County Recycling, Composting and Disposal, LLC and all shares of capital stock of Pierce County Landfill Management, Inc. not already owned by us for an aggregate purchase price of $103,665,296.  Upon the closing of this transaction, Pierce County Recycling, Composting and Disposal, LLC and Pierce County Landfill Management, Inc. became our wholly-owned subsidiaries.

The purchase of HLE was consummated pursuant to the terms of a Stock Purchase Agreement, dated as of August 1, 2008, as amended, by and among the Company, HLE and the shareholders of HLE.  The purchase by WCWI of the remaining membership interests of Pierce County Recycling, Composting and Disposal, LLC and the remaining shares of capital stock of Pierce County Landfill Management, Inc. was consummated pursuant to the terms of an Equity Purchase Agreement, dated as of August 1, 2008, as amended, by and among WCWI, Land Recovery, Inc., Resource Investments, Inc. and the shareholders of Land Recovery, Inc. and Resource Investments, Inc.  The execution of the Stock Purchase Agreement and Equity Purchase Agreement were previously disclosed in our Current Report on Form 8-K filed on August 7, 2008.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits.

99.1	Press Release, dated November 3, 2008, issued by Waste Connections, Inc.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WASTE CONNECTIONS, INC.

Dated: November 4, 2008	By:	/s/ Worthing F. Jackman
	Name:	Worthing F. Jackman
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated November 3, 2008, issued by Waste Connections, Inc.